Exhibit 10.2

Two Canal Park

Cambridge, Massachusetts 02141

(the “Building”)

FIRST AMENDMENT

Execution Date: October 27, 2015

LANDLORD:	BCSP Cambridge Two Property LLC, a Delaware limited liability company

TENANT:	CarGurus, Inc., a Delaware corporation, successor in-interest to CarGurus LLC, a Massachusetts limited liability company

PREMISES:	The entirety of the fourth (4th) floor of the Building, containing approximately 48,059 rentable square feet, as shown on Exhibit 2 to the Lease

DATE OF LEASE:	October 8, 2014

EXPIRATION DATE:	November 30, 2022

PREVIOUS LEASE AMENDMENTS:	None

WHEREAS, Landlord and Tenant desire to confirm: (i) the agreement between the parties with respect to the Minimum Tenant Funded Cost Excess, and (ii) the amount of Construction Rent due and payable by Tenant under the Lease;

NOW, THEREFORE, the parties hereby agree that the above-referenced lease (the “Lease”) is hereby amended as follows:

1.LANDLORD'S ADDITIONAL CONTRIBUTION

Whereas, by a letter dated May 26, 2015, Tenant has requested, pursuant to Section 4.14 of the Lease, that Landlord fund Landlord's Additional Contribution in the amount of $416,766.00 which represents the difference between Landlord's TI Work Cost Excess of $1,137,651.00 and the Minimum Tenant Funded Cost Excess of $720,885.00. The parties hereby acknowledge that Landlord has funded Landlord's Additional Contribution to Tenant in such amount, thereby satisfying Landlord's obligations under Section 4.14 of the Lease.

2.CONSTRUCTION RENT

Commencing on June 1, 2015, and continuing through November 30, 2022, Tenant shall pay to Landlord, in the manner set forth in Section 4.15 of the Lease, Construction Rent in the amount of $5,965.37 per month, based upon the funded amount of Landlord's Additional

Contribution. The parties acknowledge that Tenant shall, at the time that Tenant executes and delivers this First Amendment to Landlord, pay to Landlord the amount of $29,826.85 which represents payments of Construction Rent due and owing by Tenant for the period from June 1, 2015, through and including October 31, 2015.

3.CONFLICT

In the event that any of the provisions of the Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

4.RATIFICATION

As hereby amended, the Lease is ratified, approved and confirmed in all respects.

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
BCSP CAMBRIDGE TWO PROPERTY LLC,
a Delaware limited liability company

By:	/s/ Philip J. Brannigan, Jr.
Name:	Philip J. Brannigan, Jr.
Title:	Managing Director

TENANT:
CARGURUS, INC.,
a Delaware corporation

By:	/s/ Langley Steinert
Name:	Langley Steinert
Title:	CEO and President
Hereunto Duly Authorized